Exhibit 1.1

UNDERWRITING AGREEMENT

February 5, 2021

PIPER SANDLER & CO.

COWEN AND COMPANY, LLC

SVB LEERINK LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Piper Sandler & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o SVB Leerink LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Ladies and Gentlemen:

Itamar Medical Ltd., a company organized under the laws of the State of Israel (the “Company”), and Viola Growth 2 A.V. Limited Partnership (the “Selling Shareholder”) acting severally and not jointly, propose to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 3,049,130 American Depositary Shares (the “Firm ADSs”), each representing 30 ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), of the Company. The Firm ADSs consist of 1,968,466 authorized but unissued ADSs to be issued and sold by the Company and 1,080,664 authorized ADSs to be sold by the Selling Shareholder. The Company and the Selling Shareholder have also granted to the Underwriters an option to purchase up to an additional 457,369 ADSs, in the aggregate, on the terms and for the purposes set forth in Section 3 hereof (the “Option ADSs” and, together with the Firm ADSs, the “ADSs”). This Underwriting Agreement is referred to herein as this “Agreement.”

The Company and the Selling Shareholder hereby confirm their agreement with respect to the sale of the ADSs to the several Underwriters, for whom Piper Sandler & Co., Cowen and Company, LLC and SVB Leerink LLC are acting as representatives (the “Representatives”). To the extent there are no additional Underwriters named in Schedule I hereto other than the Representatives, the term Underwriters as used herein shall mean the Representatives, as Underwriters.

1.       Registration Statements and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form F-3 (File No. 333-250155 and 333-252364) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statements as may have been required to the date of this Agreement. Such registration statements have been declared effective by the Commission. Each part of such registration statements, including the amendments and exhibits thereto, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations, as of the time each Registration Statement became effective, is herein called the “Registration Statement” and, collectively, the “Registration Statements.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include any such Rule 462(b) Registration Statement.

Each prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement with respect to either Registration Statement is herein called a “Base Prospectus” and, collectively, the “Base Prospectuses.” The preliminary prospectus supplement to the Base Prospectuses (including the Base Prospectuses as so supplemented), that describes the ADSs and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called the “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectuses relating to the ADSs and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectuses as so supplemented), in the forms filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to a Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act as of the date of such prospectus and all references in this Agreement to amendments or supplements to the Registration Statements, the Base Prospectuses, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof. All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statements, the Base Prospectuses, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statements, the Base Prospectuses, any Preliminary Prospectus or the Prospectus, as the case may be.

2.       Representations and Warranties of the Company and the Selling Shareholder.

(a)       Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)          Registration Statements and Prospectus. No order preventing or suspending the use of the Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or is pending or, to the Company’s knowledge, threatened by the Commission. As of the time each part of each Registration Statement (or any post-effective amendment thereto) became or becomes effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, the Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Each Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statements, any post-effective amendment or any part thereof is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(ii)         Accurate Disclosure. The Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statements nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at the Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of their issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from the Preliminary Prospectus, the Registration Statements (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).

Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated February 4, 2021, any free writing prospectus set forth on Schedule III and the information on Schedule IV, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means 9:00 a.m. (New York City time) on the date of this Agreement.

(iii)        Issuer Free Writing Prospectuses.

(A)       (A) Each issuer free writing prospectus does not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statements, the Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).

(B)       (1) At the earliest time after the filing of each Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the ADSs and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. In the past three years, neither the Company nor any of its subsidiaries have been convicted of a felony or misdemeanor or have been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules and Regulations (without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer).

(C)       Each issuer free writing prospectus satisfied in all material respects, as of its issue date, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(iv)        Emerging Growth Company. From the time of filing of the Registration Statements with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(v)         Testing-the-Waters Materials. Except as otherwise disclosed to the Representatives in writing, the Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule V hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statements or the Time of Sale Disclosure Package, complied in all material respects with the Act, and when taken together with the Time of Sale Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)        No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the ADSs other than the Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(a)(xiii) of this Agreement and, except as set forth on Schedule V, the Company has not made and will not make any communication relating to the ADSs that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 2(a)(v) of this Agreement. In addition, the Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law, 5728-1968, as amended and the regulations promulgated thereunder (together, the “Israeli Securities Law”) in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(vii)       Financial Statements. The consolidated financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statements, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and the Exchange Act and fairly present, in all material respects, the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; and the supporting schedules included in the Registration Statements present fairly, in all material respects and in accordance with IFRS, the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statements, the Time of Sale Disclosure Package or the Prospectus. Somekh Chaikin, Certified Public Accountants (Israel) and a member firm of KPMG International, which has expressed its opinion with respect to the consolidated financial statements and schedules filed as a part of the Registration Statements and included in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, is, to the knowledge of the Company, (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(viii)      Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized, is validly existing and in good standing (where applicable) under the laws of its respective jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statements, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company has not been designated as a “breaching company” (within the meaning of the Israeli Companies Law, 5759-1999) (the “Companies Law”) by the Registrar of Companies of the State of Israel and there is no basis for such designation. The certificate of incorporation, charter, memorandum of association, articles of association, by-laws and other organizational documents of each of the Company and its subsidiaries comply with the requirements of applicable corporate law of its jurisdiction of incorporation except where the failure to so comply would not reasonably be expected to result in Material Adverse Effect.

(ix)         Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding Ordinary Shares due to the issuance of Ordinary Shares upon the exercise of outstanding options or warrants or conversion of convertible securities, or vesting of restricted stock units), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, other than the grant of options and awards under existing equity incentive plans described in, the Registration Statements, the Time of Sale Disclosure Package and the Prospectus or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”) or any development which could reasonably be expected to result in any Material Adverse Change.

(x)          Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any of its subsidiaries, any employee benefit plan sponsored by the Company or any of its subsidiaries or any property or assets owned or leased by the Company or any of its subsidiaries before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any of its subsidiaries, any employee plan sponsored by the Company or any of its subsidiaries or any property or assets owned or leased by the Company or any of its subsidiaries, that are required to be described in the Registration Statements, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(xi)         Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable United States federal, state or non-United States securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement or other agreement or instrument, including any instrument of approval granted by the Israel Innovation Authority (formerly known as the Office of the Chief Scientist) of the Israeli Ministry of Economy and Industry (the “IIA”) or the Authority for Investments and Development of the Industry and Economy (formerly known as the Investment Center) of the Israeli Ministry of Economy and Industry (the “Investment Center”), to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter, memorandum of association, articles of association, articles of incorporation, by-laws or other organizational documents, (C) result in any violation of the provisions of the Company’s subsidiaries’ respective charter, memorandum of association, articles of association, articles of incorporation, by-laws or other organizational documents or (D) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or United States federal, state, local or foreign, including Israeli, governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) and (D) as would not, and would not reasonably be expected to, result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the ADSs by the Company, except (1) such as may be required under the Act, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under applicable United States state or non-United States securities or blue sky laws, (2) for the inclusion of the ADSs on The Nasdaq Capital Market (the “Exchange”), (3) the listing of the Underlying Shares (as defined below) on the Tel Aviv Stock Exchange (the “TASE”), and (4) the filing of certain notices with the Registrar of Companies of the State of Israel regarding the issuance of the ADSs; and the Company has full corporate power and authority, including, to the extent applicable, under Chapter 5 of Part VI of the Companies Law, to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the ADSs as contemplated by this Agreement.

(xii)       Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding Ordinary Shares and ADSs, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all applicable United States federal and state and foreign securities laws, including the Israeli Securities Law and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived, and the holders thereof are not subject to personal liability by reason of being such holders; the ADSs which may be sold hereunder by the Company and the Ordinary Shares underlying such ADSs (the “Underlying Shares”) have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Ordinary Shares and ADSs, conforms to the description thereof in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Ordinary Shares or ADSs pursuant to the Company’s memorandum of association, articles of association or other organizational documents or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or under Israeli law and (B) neither the filing of the Registration Statement nor the offering or sale of the ADSs as contemplated by this Agreement gives rise to any rights for or relating to the registration under the Act of any Ordinary Shares, ADSs or other securities of the Company that have not been validly waived (collectively “Registration Rights”). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. The Company has an authorized and outstanding capitalization as set forth in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Capitalization.”

(xiii)       Stock Options. Except as described in the Registration Statements, in the Time of Sale Disclosure Package or in the Prospectus: (A) there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company, (B) the description of the Company’s stock option, stock bonus and any other employee benefit plans or arrangements (the “Company Stock Plans”), and the options and other equity incentive awards or other rights granted thereunder (collectively, the “Options”), set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights, and (C) except as would not reasonably be expected to result in a Material Adverse Effect, each grant of an Option (I) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (II) if intended to qualify for the “capital gains track” of Section 102 of the Israel Tax Ordinance [New Version], 5721-1961, so qualifies, and (III) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable United States federal and Israeli securities laws.

(xiv)       Permits and Compliance with Laws. Except as described in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, registrations, clearances, approvals, licenses, permits, easements, consents, certificates and orders of any Governmental Authority required for the conduct of its business as currently conducted (“Permits”) and all such Permits are valid and in full force and effect; (b) neither the Company nor any of its subsidiaries has received written notice from any Governmental Authority relating to the revocation or modification of any such Permit or has reason to believe that any such Permit will not be renewed in the ordinary course; and (c) the Company and each of its subsidiaries is in compliance with all applicable United States federal, state, local, Israeli and foreign laws, regulations, orders and decrees.

(xv)       Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xvi)       Intellectual Property. Except as disclosed in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, the Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. Furthermore, other than as disclosed in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries except, with respect to each of clauses (A)-(E) above, as would not reasonably be expected to have a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(xvii)     Health Care Authorizations. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has submitted and/or possesses, or qualifies for applicable exemptions to, such valid and current Permits and supplements or amendments thereto issued or required by the appropriate United States state, federal or foreign regulatory agencies or bodies necessary to conduct their business as currently conducted, including, without limitation, all such Permits required by the United States Food and Drug Administration (the “FDA”), the United States Department of Health and Human Services (“HHS”), the United States Centers for Medicare & Medicaid Services (“CMS”), the Israeli Ministry of Health (“MOH”), the European Medicines Agency (“EMA”), Health Canada or any other United States state, federal or foreign agencies or bodies engaged in the regulation of medical devices, and the Company has not, during the last three (3) years, received any written notice of proceedings from any Governmental Authority relating to the revocation or modification of, or non-compliance with, any such Permits.

(xviii)    Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statements, the Time of Sale Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statements, the Time of Sale Disclosure Package or the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with all applicable statutes, rules and regulations of the FDA, MOH, the EMA, Health Canada and other comparable medical device regulatory agencies to which they are subject; the Company has no knowledge of any studies, tests or trials not described in the Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statements, the Time of Sale Disclosure Package or Prospectus; and the Company has not received any written notices or other correspondence from the FDA, MOH, EMA, Health Canada or any other foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring or threatening the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(xix)       Compliance with Health Care Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and each of its subsidiaries are operating in compliance with all health care laws applicable to the Company and its subsidiaries, or any of their products or activities, including, but not limited to, the United States federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), Medicare (Title XVIII of the Social Security Act), and Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, and any other United States state, federal or foreign, including Israeli, law, or regulation which imposes requirements on the manufacturing, development, testing, labeling, advertising, marketing or distribution of medical devices, kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care or medical products or services (collectively, “Health Care Laws”). Neither the Company nor any of its subsidiaries has, during the last three (3) years, received any written notification, correspondence or any other written communication, including written notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority, including, without limitation, the FDA, MOH, the EMA, Health Canada, the United States Federal Trade Commission CMS, HHS’s Office of Inspector General, the United States Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company or any of its subsidiaries under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any Health Care Laws.

(xx)       No Shutdowns or Prohibitions. The Company has not, during the last five (5) years, had any Company owned product manufacturing site or, to the knowledge of the Company, a third party manufacturer for the Company’s products, subject to a Governmental Authority (including the FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Health Care Laws, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, neither the FDA nor any Israeli authority nor any other Governmental Authority is considering such actions.

(xxi)       No Safety Notices. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) and except as disclosed in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, during the last five (5) years, there have been no post-market recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”) and (ii) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (x) such a Safety Notice with respect to the Company’s products, (y) a change in labeling of any the Company’s respective products or services, or (z) a termination or suspension of marketing or testing of any the Company’s products.

(xxiii)     No Violations or Defaults. Neither the Company nor any of its subsidiaries is in violation of its respective charter, memorandum of association, articles of association, by-laws or other organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

(xxiv)     Taxes. The Company and its subsidiaries have timely filed all Israeli and United States federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith or to the extent that the failure to so pay or file would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, there is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any tax deficiency that has been asserted upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus other than such that would not reasonably be expected to result in a Material Adverse Effect.

(xxv)      No Transfer and Other Taxes. No transaction, stamp or other issuance or transfer taxes or duties, and assuming that the Underwriters are not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, then no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the State of Israel or to any political subdivision or authority thereof or therein in connection with (i) the issuance, sale and delivery of the ADSs by the Company; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters of the ADSs to purchasers thereof; (iii) the holding or transfer of the ADSs; or (iv) the execution and delivery of this Agreement or any other document to be furnished hereunder by the Company.

(xxvi)     Israeli Tax Benefits. (i) The Company is in compliance with all conditions and requirements stipulated by the instruments of approval and tax rulings (the “Ruling”) granted to it by any Israeli governmental or regulatory authority, as well as with respect to tax benefits claimed or received by the Company, including with respect to any “Approved Enterprise,” “Benefited Enterprise,” “Preferred Enterprise,” “Preferred Technological Enterprise” or “Special Preferred Technological Enterprise” status or benefits (collectively, “Tax Incentive Programs”) and by Israeli laws and regulations relating to its Tax Incentive Programs; (ii) all information supplied by the Company with respect to applications or notifications relating to its Tax Incentive Programs (including in connection with the Ruling) was true, correct and complete when supplied to the appropriate authorities; and (iii) the Company has not received any written notice of any proceeding or investigation relating to revocation or modification or denial of any of its current or past Tax Incentive Programs with respect to the Company and/or any of its facilities or any such status or benefits, in each case of clauses (i)-(iii), except for any failure to comply, inaccuracy or notice (as appropriate) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii)    No Immunity. Neither the Company nor its properties or assets has immunity under the State of Israel, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the State of Israel, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to this Agreement, waived, and it will waive such right to the extent permitted by law.

(xxviii)   Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement are enforceable against the Company by the courts of the State of Israel, without reconsideration or reexamination of the merits, subject to the limitations described in the Registration Statement under “Enforcement of Liabilities.”

(xxix)     Valid Choice of Law; Submission to Jurisdiction. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law of the Company under the laws of the State of Israel. The Company has the power to submit, and pursuant to this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(xxx)      Dividends. Except as disclosed in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, (i) no approvals are currently required under the laws of the State of Israel in order for the Company to pay dividends or other distributions declared by the Company to the holders of the ADSs or Ordinary Shares assuming the Company has sufficient profits for distribution under the Companies Law, and (ii) under current laws and regulations of the State of Israel, any amount payable with respect to the ADSs or the Ordinary Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the State of Israel, subject to payment of applicable withholding taxes or an exemption therefrom. No joint venture is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such joint venture’s share capital or similar ownership interest, or from repaying to the Company any loans or advances to such joint venture from the Company.

(xxxi)      Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Act (“Foreign Private Issuer”).

(xxxii)     No Grants. Except as disclosed in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, the Company has not received any written notice denying, revoking or modifying any grants or benefits from the IIA (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to grants and benefits from the IIA was true, correct and complete in all material respects when supplied to the appropriate authorities.

(xxxiii)     Exchange Listing and Exchange Act Registration. The ADSs are registered pursuant to Section 12(b) of the Exchange Act, and are included or approved for listing on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the Exchange nor has the Company received any written notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Ordinary Shares are listed on the TASE and the Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares from the TASE, nor has the Company received any notification that the Israel Securities Authority or the TASE is contemplating terminating such listing. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, to the knowledge of the Company, there are no affiliations with members of FINRA among the Company’s officers or directors or, to the knowledge of the Company, any five percent or greater shareholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement.

(xxxiv)    Ownership of Other Entities. All of the Company’s subsidiaries, other than the subsidiaries of the Company listed in Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xxxv)    Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Companies Law and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxxvi)   No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxxvii)  Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably believed by the Company to be adequate for the conduct of its business and the value of its properties and the properties of its respective subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; to the knowledge of the Company, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxxviii) Investment Company Act. The Company is not, and immediately after giving effect to the offering and sale of the ADSs, will not be, required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxix)   Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xl)        Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectus.

(xli)        Israeli Laws. The Company has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, the Israel Penal Law, 5737-1977, and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xlii)       Anti-Bribery and Anti-Money Laundering Laws. Each of the Company and its subsidiaries and, to the knowledge of the Company, any of its affiliates and its subsidiaries’ respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has taken reasonable measures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, Sections 291 and 291A of the Israel Penal Law, 5737-1977, and the rules and regulations thereunder, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable United States federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, the Israel Prohibition on Money Laundering Law, 5760-2000, the Israel Prohibition on Money Laundering Order, 5761-2001, the Israel Prohibition on Terrorist Financing Law, 5765-2005, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xliii)      OFAC.

(A)       Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any of their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)       the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, including by virtue of similar laws or rules of the State of Israel (collectively, “Sanctions”), nor

(2)       located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, Lebanon, North Korea and Syria).

(B)       Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)      to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)      in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)       For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xliv)     Compliance with Environmental Laws. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic, Israeli or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any capital expenditures relating to compliance with Environmental Laws that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

(xlv)      ERISA and Employee Benefits Matters. Except as would not reasonably be expected to result in a Material Adverse Effect: (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan, (B) at no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA, (C) no Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law, (D) each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, (E) each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked and, to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification, (F) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the financial statements of the applicable Company or subsidiary to the extent required by IFRS, (G) neither the Company nor any of its subsidiaries has any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to the Company’s or its subsidiaries’ employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States and any severance obligations pursuant to the Israeli Severance Pay Law, 5723-1963 (including under Section 14 thereof).

(xlvi)        Business Arrangements. Except as disclosed in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, or as otherwise disclosed to the Representatives in writing, neither the Company nor any of its subsidiaries has (i) granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and (ii) is not bound by any material agreement, that adversely affects the right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xlvii)        Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect.

(xlviii)       Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, including under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

(xlix)         Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required under the Securities Act to be described in the Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statements that are not described or included as required.

(l)              Statistical Information. Any third-party statistical and market-related data included in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(li)       Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statements, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(lii)     FinCEN Matters. All of the beneficial ownership information provided to the Underwriters or to counsel for the Underwriters by the Company or its counsel in compliance with the control and beneficial ownership certification requirements of the Financial Crimes Enforcement Network within the U.S. Department of the Treasury (“FinCEN”) is true, complete, correct and compliant with the rules, regulations and requirements of FinCEN.

(liii)     Passive Foreign Investment Company. Based on the Company’s market capitalization and the composition of its income, assets and operations, the Company does not expect to be a “passive foreign investment company” for United States federal income tax purposes for the current taxable year or in the foreseeable future.

(liv)    Cybersecurity; Data Protection. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company’s and its subsidiaries information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted free and clear, to the knowledge of the Company, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (ii) the Company and its subsidiaries have implemented and maintain commercially reasonable measures to maintain and protect their material confidential information and the integrity, availability and security of the IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their business, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same and (iii) the Company and its subsidiaries are in compliance in all material respects with all applicable laws or statutes (including, but not limited to, the Israeli Privacy Protection Regulations, Information, Security, 2017) and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(lv)     Eligibility to use Form F-3. The conditions for use of Form F-3, set forth in the General Instructions thereto, have been satisfied.

(lvi)    Incorporated Documents. The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectuses, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission.

(b)       Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, the several Underwriters as follows:

(i)                        Delivery of Securities. On each of the First Closing Date and the Second Closing Date, the Selling Shareholder will have, good and valid title to or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the ADSs to be sold by the Selling Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims. Upon payment for the ADSs to be sold by the Selling Shareholder, delivery of such ADSs, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such ADSs in the name of Cede or such other nominee and the crediting of such ADSs on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such ADSs), (A) the Underwriters will acquire good and valid title to such ADSs free and clear of any security interests, claims, liens, proxies , equities or other encumbrances, (B) DTC will be a “protected purchaser” of the ADSs within the meaning of Section 8-303 of the UCC, (C) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such ADSs and (D) no action based on any valid “adverse claim,” within the meaning of Section 8-102 of the UCC, to such ADSs may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(ii)                        Authorization; No Conflicts; Authority. This Agreement and the Paying Agent Agreement (as defined below) have been duly authorized, executed and delivered by the Selling Shareholder and each constitutes a valid and binding agreement of the Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement and the Paying Agent Agreement and the performance of the terms hereof and thereof and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement or other any agreement or instrument to which the Selling Shareholder is a party or by which The Selling Shareholder is bound, (B) result in any violation of the provisions of the Selling Shareholder’s charter, memorandum of association, articles of association, articles of incorporation, by-laws or other organizational documents or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or United States federal, state, local or foreign, including Israeli, governmental agency or regulatory authority having jurisdiction over the Selling Shareholder. No consent, approval, authorization or order of, or filing with, any Governmental Authority is required for the execution, delivery and performance of this Agreement or the Paying Agent Agreement or for the consummation of the transactions contemplated hereby and thereby, including the sale of the ADSs being sold by the Selling Shareholder, except such as may be required under the Act, the rules of FINRA or under applicable United States state or non-United States securities or blue sky laws. The Selling Shareholder has full power and authority to enter into this Agreement, the Paying Agent Agreement and the Lock-Up Agreement and to consummate the transactions contemplated hereby and thereby, including to sell, assign, transfer and deliver the ADSs to be sold by the Selling Shareholder hereunder.

(iii)                        Registration Rights. The Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statements or included in the offering contemplated by this Agreement, except as described or incorporated by reference in the Registration Statements.

(iv)                        No Other Offering Materials. The Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the ADSs other than the Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Selling Shareholder; provided, however, that the Selling Shareholder has not made nor will make any offer relating to the ADSs that would constitute a free writing prospectus except a Permitted Free Writing Prospectus (as defined below) authorized by the Company and the Underwriters for distribution in accordance with the provisions of Section 4(a)(xiii) hereof. In addition, the Selling Shareholder has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the publication of a prospectus in the State of Israel under the laws of the State of Israel.

(v)                        Accurate Disclosure; Compliance with the Act. Neither the Registration Statements nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date or at the Second Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statements or any amendment thereto, at the effective time of each part thereof in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein in response to a questionnaire provided to the Selling Shareholder by the Company. As of the Time of Sale, neither (A) the Time of Sale Disclosure Package nor (B) any issuer free writing prospectus, when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor supplements thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the time each part of the Registration Statements (or any post-effective amendment thereto) became or becomes effective, such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, the Preliminary Prospectus and each Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. The representations and warranties in this Section 2(b)(vii) with respect to the Selling Shareholder apply to statements in or omissions from the Preliminary Prospectus, the Registration Statements (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by the Selling Shareholder, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the information described as such in Section 6(g) (the “Selling Shareholder Information”).

(vi)                      Selling Shareholder Information in Issuer Free Writing Prospectuses. All Selling Shareholder Information furnished by the Selling Shareholder contained in any issuer free writing prospectus, as of its issue date and all subsequent times through the completion of the public offering or until any earlier date that the Selling Shareholder notifies the Representatives pursuant to Section 4(b)(v), did not, does not and will not include any information that conflicts with the information then contained in the Registration Statements, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which the Selling Shareholder Information, if republished immediately following such event or development, conflicted or would conflict with the information then contained in any such document or as a result of which the Selling Shareholder Information would include any untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Selling Shareholder has promptly notified or will promptly notify the Company and the Representatives and will provide the Company with all reasonably necessary information so as to correct such untrue statement or omission.

(vii)                    No Inside Information. The sale of the ADSs by the Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Time of Disclosure Package and Prospectus.

(viii)                   No FINRA Member Affiliation. Neither the Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(ix)                      Sanctions and Anti-Money Laundering. The Selling Shareholder will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any individual or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in deliberate violation of any anti-money laundering laws or any applicable anti-bribery or anti-corruption laws.

(x)                       ERISA and Employee Benefits Matters. The Selling Shareholder is not (i) an employee benefit plan subject to ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(xi)                      Transfer and other Taxes. No transaction, stamp or other issuance or transfer taxes or duties, and assuming that the Underwriters are not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, then no capital gains, income, withholding (other than any withholding taxes which may be required pursuant to Israeli law as contemplated under Section 3(c)(i) below) or other taxes are payable by or on behalf of the Underwriters to the State of Israel or to any political subdivision or authority thereof or therein in connection with (i) the sale and delivery of the ADSs by the Selling Shareholder; (ii) the purchase from the Selling Shareholder, and the initial sale and delivery by the Underwriters of such ADSs to purchasers thereof; (iii) the holding or transfer of such ADSs; or (iv) the execution and delivery of this Agreement or any other document to be furnished hereunder by the Selling Shareholder.

(xii)                      Submission to Jurisdiction. The Selling Shareholder has the power to submit, and pursuant to this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(c)       Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of any Selling Shareholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.

3.       Purchase, Sale and Delivery of Securities.

(a)       Firm ADSs. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 1,968,466 Firm ADSs, and the Selling Shareholder agrees to sell 1,080,664 ADSs, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm ADSs shall be $21.385 per ADS. The obligation of each Underwriter to each of the Company and the Selling Shareholder shall be to purchase from each of the Company and the Selling Shareholder that number of Firm ADSs (to be adjusted by the Representatives to avoid fractional ADSs) which represents the same proportion of the number of Firm ADSs to be sold by each of the Company and the Selling Shareholder pursuant to this Agreement as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of Firm ADSs to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (d) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm ADSs specified in Schedule I.

(b)       Option ADSs. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase up to 228,033 Option ADSs and the Selling Shareholder hereby grants to the several Underwriters an option to purchase up to 229,336 Option ADSs, in each case at the same purchase price as the Firm ADSs, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm ADSs. The option granted hereunder may be exercised in whole or in part at any time from time to time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company and the Selling Shareholder setting forth the aggregate number of Option ADSs as to which the several Underwriters are exercising the option and the date and time, as determined by you, when the Option ADSs are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor (if not the First Closing Date) earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. If the option is exercised, the obligation of each Underwriter shall be to purchase from each of the Company and the Selling Shareholder the number of Option ADSs that shall be the same percentage of the total number of Option ADSs to be purchased by the several Underwriters as the percentage of the number of Firm ADSs to be purchased by such Underwriter from each of the Company and the Selling Shareholder is of the total number of Firm ADSs to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional ADSs. No Option ADSs shall be sold and delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered.

(c)       Payment and Delivery.

(i)       The ADSs to be purchased by each Underwriter hereunder, in book-entry form in such authorized denominations and registered in such names as Piper Sandler & Co. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholder, shall be delivered by or on behalf of the Company and the Selling Shareholder to Piper Sandler & Co., through the facilities of DTC, for the account of such Underwriter, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of U.S. Federal (same-day) funds (i) with respect to the Company, to the account specified by the Company in writing to Piper Sandler & Co., at least forty-eight hours in advance and (ii) with respect to the Selling Shareholder, to ESOP Management and Trust Services Ltd. (the “Paying Agent”), without any deduction or withholding of any Israeli taxes. With respect to any withholding taxes imposed under applicable Israeli law, the Paying Agent shall act as the withholding agent on behalf of the Underwriters, all in accordance with the provisions of the Paying Agent Agreement substantially in the form attached hereto as Exhibit D (the “Paying Agent Agreement”).With respect to any withholding taxes imposed under applicable Israeli law, such withheld amounts, if any, shall be treated for all purposes of this Agreement as having been paid to the Selling Shareholder, and the payment made by the Underwriters to the Paying Agent shall be without any deduction or withholding of any taxes imposed under Israeli law. The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 8:00 a.m., New York City time, on February 9, 2021 or such other time and date as Piper Sandler & Co. and the Company may agree upon in writing, and, with respect to the Option ADSs, 9:30 a.m., New York City time, on the date specified by the Representatives (subject to the terms hereof) in each written notice given by the Representatives election to purchase such Option ADSs, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Closing Date”, each such time and date for delivery of the Option ADSs, if not the First Closing Date, is herein called a “Second Closing Date”, and each such time and date for delivery is herein called a “Closing”. Notwithstanding the forgoing, in the event that the Firm ADSs (and Option ADSs, if elected by the Representatives) are not delivered to the Representatives by 2:30 p.m., New York City time, on the First Closing Date (and the Second Closing Date, if elected by the Representatives), and (i) the Company has received the purchase price funds in its designated account or (ii) the Paying Agent has received the purchase funds on behalf of the Selling Shareholder, the Company and/or Selling Shareholder and the Paying Agent, as applicable, will return payment of the full purchase price to the Representatives’ agent, Pershing LLC, via same day funds by 12:00 p.m. New York City time on the next New York Business Day. The Company and/or the Selling Shareholder, shall remain liable to Pershing LLC for the portion of the purchase price paid to the Company or the Selling Shareholder, as applicable, and any costs associated with recovering such portion of the purchase price until such amount has been received by Pershing LLC.

(ii)       The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 5(n) hereof, will be delivered at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020, or in any other place or form reasonably agreed to by the parties hereto (the “Closing Location”). For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(iii)       All payments made or deemed to be made by the Company or the Selling Shareholder to the Underwriters, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, penalties or governmental charges of whatever nature (other than taxes on net income or similar taxes) imposed or levied by or on behalf of the State of Israel or any political subdivision or any taxing authority thereof or therein unless the Company or the Selling Shareholder are or become required by law to withhold or deduct such taxes, duties, assessments, penalties or other governmental charges. In such event, the Company or the Selling Shareholder, as the case may be, will, on a several basis pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter, if any, as the case may be, of the amounts that would otherwise have been receivable in respect thereof; provided, that the Company or the Selling Shareholder, as the case may be, shall not be required to pay additional amounts to the extent that such taxes, duties, assessments, penalties or governmental charges were imposed due to the Underwriter being (currently or at a relevant time in the past) an Israeli tax resident or having a permanent establishment in Israel or another connection to Israel other than solely as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder, or (ii) the failure of the Underwriter to provide any reasonably required form, certificate, document or other information that, in each case, was timely and reasonably requested by the Company or the Selling Shareholder and would have reduced or eliminated the withholding or deduction of such tax, duty, assessment or other governmental charge.

(d)       Purchase by Representatives on Behalf of Underwriters. It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Paying Agent on behalf of the Selling Shareholder, on behalf of any Underwriter for the ADSs to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Shareholder.

4.        Covenants.

(a)                Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(i)                  Required Filings. During the period beginning on the date hereof and ending on the later of the Second Closing Date or such other date (such date not to be more than 40 days following the first Closing Date), as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered by the Underwriters, in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statements, including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives or counsel to the Underwriters reasonably object, unless, at the advice of counsel to the Company, such amendment or supplement is required to be made under applicable law or regulation or at the request of the Commission. Subject to this Section 4(a)(i), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the ADSs, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Representatives and the Company may deem appropriate, and if requested by the Representatives, an issuer free writing prospectus containing the selling terms of the ADSs and such other information as the Company and the Representatives may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each issuer free writing prospectus.

(ii)       Notification of Certain Commission Actions. During the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, in connection with any of the documents described herein (B) of the time and date of any filing of any post-effective amendment to any Registration Statement or any amendment or supplement to the Preliminary Prospectus, the Time of Sale Disclosure Package or any Prospectus, (C) of the time and date that any post-effective amendment to any Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of the Preliminary Prospectus, the Time of Sale Disclosure Package, any Prospectus or any issuer free writing prospectus, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the ADSs or Ordinary Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii)       Continued Compliance with Securities Laws.

(A)       During the Prospectus Delivery Period, the Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the ADSs as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel to amend the Registration Statements or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company promptly will (x) notify you of such untrue statement or omission, (y)  amend the Registration Statements or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance, and (z) notify you when any amendment to the Registration Statements is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B)       If at any time during the Prospectus Delivery Period and following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted or would conflict with the information contained in the Registration Statements, the Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representatives of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission, and (2) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission where so required to be filed.

(iv)       Blue Sky Qualifications. The Company shall use reasonable best efforts to qualify the ADSs for sale under the securities laws of such domestic United States or foreign jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the ADSs, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v)       Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters two copies of each of the Registration Statements including all consents and exhibits filed therewith, and to the Underwriters and any dealer the Preliminary Prospectus, the Time of Sale Disclosure Package, each Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi)       Rule 158. The Company will make generally available to its security holders as soon as practicable (which may be satisfied by filing its Annual Report on Form 20-F with the Commission’s EDGAR system), but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) of the Company that shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(vii)       Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the ADSs, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statements (including the financial statements therein and all amendments, schedules, and exhibits thereto), the ADSs, the Preliminary Prospectus, the Time of Sale Disclosure Package, each Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the ADSs for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of the Custodian and any depositary, transfer agent or registrar, (E) the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the ADSs, (F) all expenses and fees incurred in connection with the listing of the ADSs on the Exchange and the Underlying Shares on the TASE, (G) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics and fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (H) up to $25,000 in the aggregate of fees and expenses (including fees and disbursements of counsel and excluding any fees, costs or expenses associated with the Paying Agent (including expenses associated with the preparation and negotiation of any paying agent agreement)) incurred by the Selling Shareholder in connection with the sale of its ADSs hereunder and (I) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. Notwithstanding anything contained in this Agreement to the contrary, any reimbursement or payment of the Underwriters’ expenses, including, but not limited to, the fees of the Underwriters’ counsel, shall not exceed $100,000 in the aggregate. If this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the ADSs provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholder to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Shareholder is not fulfilled, the Company or the Selling Shareholder, as the case may be, will reimburse the several Underwriters for all out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the ADSs or in contemplation of performing their obligations hereunder, in an aggregate amount not to exceed $75,000.

(viii)       Use of Proceeds. The Company will apply the net proceeds from the sale of the ADSs to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix)         Company Lock Up. The Company will not, without the prior written consent of the Representatives, from the date of execution of this Agreement and continuing to and including the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise, other than (i) to the Underwriters pursuant to this Agreement, (ii) the issuance of any ADSs or Ordinary Shares of the Company upon the exercise of options or vesting of awards granted under employee benefit plans described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, (iii) the issuance of any ADSs or Ordinary Shares of the Company pursuant to the exercise of warrants outstanding on the date hereof and described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, (iv) the grant by the Company of awards under the Company’s employee benefits plans described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus; (v) the filing of a registration statement on Form S-8 (or equivalent forms) in connection with an employee benefits plan, (vi) in connection with any credit facility to be provided by Mizrahi Tefahot Bank; (vii) in connection with the acquisition or license by the Company of the securities, business, property, technology or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition; and (viii) in connection with any merger, joint venture, strategic alliance, commercial or other collaborative transaction; provided that, in the case of immediately preceding clauses (vi), (vii) and (viii), the aggregate number of Ordinary Shares issued or underlying such securities issued in connection with all such acquisitions and other transactions does not exceed 5% of the number of Ordinary Shares outstanding on a fully diluted basis after giving effect to the consummation of the offering pursuant to this Agreement. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(x)          Shareholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (except where otherwise agreed between the Representatives and the Company) (the “Lock-Up Agreement”), from the Selling Shareholder and the persons listed on Schedule II hereto.

(xi)         No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs, and has not effected any sales of ADSs or Ordinary Shares which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement. In addition, the Company has not engaged and will not engage in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(xii)        SEC Reports. The Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiii)      Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. Each Underwriter severally represents and agrees that, (A) unless it obtains the prior written consent of the Company and the Representatives, it has not distributed, and will not distribute any Written Testing-the-Waters Communication other than those listed on Schedule V, and (B) any Testing-the-Waters Communication undertaken by it was with entities that are qualified institutional buyers with the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act.

(xiv)       Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (A) completion of the distribution of ADSs within the meaning of the Act and (B) completion of the 90-day restricted period referenced to in Section 4(a)(ix) hereof.

(xv)       Compliance with Israeli Securities Laws. The Company acknowledges, understands and agrees that ADSs may be offered and sold in Israel by the Underwriters and only to such Israeli investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”) and who submit written confirmation to the Underwriters and the Company that such investor (1) falls within the scope of the Addendum, is aware of its meaning and agrees thereto; and (2) is acquiring the ADSs being offered to it for investment for its own account or, if applicable and permitted under the terms of the Addendum, for investment for clients who are institutional investors and who are listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof (“Israeli Accredited Investors”).

(b)           Covenants of the Selling Shareholder. The Selling Shareholder covenants and agrees with the several Underwriters as follows:

(i)           Payment of Expenses. The Selling Shareholder will pay all taxes, if any, on the transfer and sale, respectively, of the ADSs being sold by the Selling Shareholder, the fees of the Selling Shareholder’s counsel, accountant or other adviser (except as otherwise provided in Section 4(a)(vii)) and any fees, costs or expenses associated with the Paying Agent (including expenses associated with the preparation and negotiation of any paying agent agreement)).

(ii)          Reimbursement. If this Agreement shall be terminated by the Underwriters because of any failure, refusal or inability on the part of the Selling Shareholder (and not the Company, in whole or in part) to perform any agreement on the Selling Shareholder’s part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Selling Shareholder is not fulfilled, the Selling Shareholder agrees to reimburse the several Underwriters for all out-of-pocket accountable disbursements (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the ADSs or in contemplation of performing their obligations hereunder. The Selling Shareholder shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

(iii)         No Market Stabilization or Manipulation. The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs, and has not effected any sales of ADSs or Ordinary Shares which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K. In addition, the Selling Shareholder has not engaged and will not engage in any form of solicitation, advertising or any other action constituting an offer to the public under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the publication of a prospectus in the State of Israel under the laws of the State of Israel.

(iv)        Continued Compliance with Securities Laws. The Selling Shareholder shall immediately notify you if any event occurs, or of any change in the Selling Shareholder Information relating to the Selling Shareholder or the Company or any new information relating to the Company or relating to any matter stated in the Time of Sale Disclosure Package or in the Prospectus or any supplement thereto or any Permitted Free Writing Prospectus, which results in the Time of Sale Disclosure Package or in the Prospectus (as amended or supplemented) or any Permitted Free Writing Prospectus including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v)         Form W-9. The Selling Shareholder shall deliver to the Custodian or the Representatives, as appropriate, prior to the First Closing Date, a properly completed and executed U.S. Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person), Form W-9 (if the Selling Shareholder is a United States person) or other applicable form or statement specified by the U.S. Treasury Department regulations in lieu thereof.

(vi)         Regulation Best Interest. The Selling Shareholder further acknowledge and agree that, although the Representatives may provide the Selling Shareholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Representatives are not making a recommendation to the Selling Shareholder to participate in the offering or sell any Ordinary Shares or ADSs at the purchase price, and nothing set forth in such disclosures or documentation is intended to suggest that any Representative is making such a recommendation.

(vii)       Certificates. The Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c)            Required Filings; Covenants of the Underwriters. Each of the Underwriters, severally and not jointly, covenants and agrees with the Company as follows:

(i)           No Offering in Israel. It acknowledges, understands and agrees that ADSs may be offered and sold in Israel only by the Underwriters and only to Israeli Accredited Investors.

(ii)          It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statements and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed herein or prepared pursuant to Section 3 above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

(iii)         It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(iv)         It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered).

5.       Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and any Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Shareholder contained herein, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder and to the following additional conditions:

(a)            Required Filings; Absence of Certain Commission Actions. If filing of the Prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such issuer free writing prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statements shall remain effective; no stop order suspending the effectiveness of the Registration Statements or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statements, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

(b)           Continued Compliance with Securities Laws. No Underwriter shall have advised the Company in writing that (i) the Registration Statements or any amendment thereof or supplement thereto contain an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)            Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the ADSs on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)           Opinion and Negative Assurance Letter of U.S. Counsel for the Company. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion and negative assurance letter of Latham & Watkins LLP, special U.S. counsel for the Company, dated as of such Closing Date and addressed to you, in substantially the form and substance reasonably satisfactory to you.

(e)           Opinion of Israeli Counsel for the Company. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Goldfarb Seligman & Co., Israeli counsel for the Company, dated as of such Closing Date and addressed to you, in substantially the form and substance reasonably satisfactory to you.

(f)            Opinion and Negative Assurance Letter of U.S. Counsel for the Underwriters’. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from DLA Piper LLP (US), U.S. counsel for the several Underwriters, dated as of such Closing Date and addressed to you, with respect to matters as you reasonably may request as well as a negative assurance letter, dated as of such Closing Date and addressed to you.

(g)           Opinion of Israeli Counsel for the Underwriters. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Gornitzky & Co., Israeli counsel for the several Underwriters, dated as of such Closing Date and addressed to you, with respect to the matters as you reasonably may request.

(h)           Opinion of Selling Shareholder Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Meitar | Law Offices, counsel for the Selling Shareholder, dated such Closing Date and addressed to you in substantially the form and substance reasonably satisfactory to you.

(i)            Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof, and on each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Somekh Chaikin, Certified Public Accountants (Israel) and a member firm of KPMG International, dated as of such date and addressed to you, in form and substance reasonably satisfactory to you.

(j)             Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate, dated as of such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii)          No stop order or other order suspending the effectiveness of the Registration Statements or any part thereof or any amendment thereof or the qualification of the ADSs for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(k)            Selling Shareholder Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by the Selling Shareholder to the effect that the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that the Selling Shareholder has complied with all the agreements and satisfied all the conditions on the Selling Shareholder’s part to be performed or satisfied at or prior to such Closing Date.

(l)             Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4(a)(x) and the Lock-Up Agreements shall remain in full force and effect.

(m)           FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(n)           Exchange Listing. The ADSs to be delivered on such Closing Date will have been approved for listing on the Exchange and the Underlying Shares will have been approved for listing on the TASE, in each case, subject only to official notice of issuance and counsels to the several Underwriters shall have received a copy of said approval of the TASE on or prior to the First Closing Date.

(o)           Chief Financial Officer Certificate. The Company shall have furnished to the Representatives a certificate, dated as of such Closing Date, of its chief financial officer, substantially in the form of Exhibit C hereto.

(p)           Opinion of Depositary’s Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Emmet, Marvin & Martin, LLP, counsel for The Bank of New York Mellon, dated such Closing Date and addressed to you in substantially the form and substance reasonably satisfactory to you.

(q)           Other Documents. The Company and/or the Selling Shareholder shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company and/or the Selling Shareholder, as applicable, will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.             Indemnification and Contribution.

(a)            Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including the 430A Information and any other information deemed to be a part of such Registration Statements at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, the Preliminary Prospectus, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show as defined in Rule 433(h) under the Act (a “road show”), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any investigation or proceeding by any governmental authority, commenced or threatened (whether or not any Underwriter is a target of or party to such investigation or proceeding); and the Company will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e) and (y) the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Selling Shareholder Information.

(b)           Indemnification by the Selling Shareholder. The Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Selling Shareholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including the 430A Information and any other information deemed to be a part of such Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, the Preliminary Prospectus, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) a Selling Shareholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with Selling Shareholder Information relating to the Selling Shareholder, and (y) in no event shall any Selling Shareholder’s liability hereunder exceed the aggregate amount of net proceeds (after deducting Underwriters” discounts and commissions) received by the Selling Shareholder from the sale of the ADSs pursuant to this Agreement.

(c)            Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and the Selling Shareholder and its affiliates, directors and officers and each person, if any, who controls the Company and the Selling Shareholder within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company and the Selling Shareholder may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Preliminary Prospectus, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(f)), and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company and any Selling Shareholder in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(d)           Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel (in addition to local counsel) to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a), (b) or (c) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(d), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability under this subsection of the Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, to the Selling Shareholder from the sale of ADSs sold by the Selling Shareholder hereunder. The Selling Shareholder’s obligations in this subsection (e) to contribute are several in proportion to their respective aggregate gross proceeds received after underwriting discounts and commissions, but before expenses, from the sale of the ADSs sold by the Selling Shareholder hereunder and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(f)            Information Provided by the Underwriters. The Underwriters severally confirm and the Company and the Selling Shareholder acknowledge that the statements with respect to the public offering of the ADSs by the Underwriters set forth in the first and second paragraphs under the subheading “Price Stabilization, Short Positions and Penalty Bids” and the subheading “Affiliations” under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus is correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statements, the Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

(g)           Information Provided by the Selling Shareholders. The Selling Shareholder confirms and the Company and the Underwriters acknowledge that the statements with respect to the public offering of the ADSs by the Selling Shareholder set forth under the caption "Selling Shareholder" in the Time of Sale Disclosure Package and in the Prospectus is correct and constitute the only information concerning the Selling Shareholder furnished in writing to the Company by or on behalf of the Selling Shareholder specifically for inclusion in the Registration Statements, the Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

7.             Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Shareholder herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Shareholder contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any Selling Shareholder, and shall survive delivery of, and payment for, the ADSs to and by the Underwriters hereunder and any termination of this Agreement.

8.             Substitution of Underwriters.

(a)            Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm ADSs agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm ADSs in accordance with the terms hereof, and the amount of Firm ADSs not purchased does not aggregate more than 10% of the total amount of Firm ADSs set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm ADSs that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)           Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm ADSs agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm ADSs in accordance with the terms hereof, and the amount of Firm ADSs not purchased aggregates more than 10% of the total amount of Firm ADSs set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm ADSs by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Shareholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm ADSs agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Shareholder (except to the extent provided in Section 6 hereof).

(c)           Postponement of Closing. If Firm ADSs to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statements, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)           No Relief from Liability. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9.             Termination.

(a)           Right to Terminate. You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in any securities of the Company has been suspended or materially limited by the Commission, the Exchange or the TASE (iv) trading generally on the TASE, NASDAQ Stock Market or New York Stock Exchange shall have been wholly suspended, (v) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the TASE, NASDAQ Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority, (vi) a banking moratorium shall have been declared by Israeli or United States federal or state authorities, or (vii) there shall have occurred any outbreak or escalation of hostilities or any material adverse change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the ADSs. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

(b)           Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company and the Selling Shareholder shall be notified promptly by you by telephone, confirmed by letter.

10.           Default by the Selling Shareholder or the Company.

(a)            Default by the Selling Shareholder. If the Selling Shareholder shall fail at the First Closing Date to sell and deliver the number of ADSs which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may at your option, by notice from you to the Company, either (a) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non-defaulting party or (b) elect to purchase the ADSs which the Company has agreed to sell hereunder. In the event of a default by the Selling Shareholder as referred to in this Section, either you or the Company shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statements, in the Time of Sale Disclosure Package or in the Prospectus or in any other documents or arrangements.

(b)           Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of ADSs which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non-defaulting party.

(c)            No Relief from Liability. No action taken pursuant to this Section shall relieve the Company or any Selling Shareholder so defaulting from liability, if any, in respect of such default.

11.           Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, (i) if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier, to the Representatives c/o Piper Sandler & Co., 800 Nicollet Mall, Minneapolis, MN 55402, to the attention of Equity Capital Markets and General Counsel, Attention: General Counsel (LegalCapMarkets@psc.com); c/o Cowen and Company, LLC, 599 Lexington Avenue New York, New York 10022 Attention: Head of Equity Capital Markets, with a copy to the General Counsel, Investment Banking and c/o SVB Leerink LLC, 1301 Avenue of the Americas, 12th Floor New York, New York 10019 Attention: Stuart R. Nayman and (ii) if to the Company, shall be mailed or delivered to it at Itamar Medical, 9 Halamish Street, PO Box 3579 Caesarea, 3088900 Israel, Attention: General Counsel; and (iii) if to the Selling Shareholder, shall be mailed or delivered to it at 12 Abba Eban Avenue, Ackerstein Towers, Building D., 4672530, Herzeliya, Israel. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the ADSs from any of the several Underwriters.

13.           Absence of Fiduciary Relationship. Each of the Company and the Selling Shareholder acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the ADSs and that no fiduciary, advisory or agency relationship between the Company or any Selling Shareholder and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or any Selling Shareholder on other matters; (b) the price and other terms of the ADSs set forth in this Agreement were established by the Company and the Selling Shareholder following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholder and that the Representatives have no obligation to disclose such interest and transactions to the Company or any Selling Shareholder by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company or any Selling Shareholder; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or any Selling Shareholder in respect of such a fiduciary duty claim on behalf of or in right of the Selling Shareholder or the Company, including shareholders, employees or creditors of the Company.

14.           Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.           Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), the Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.           Submission to Jurisdiction; Appointment of Agents for Service. (a) Each of the Company and the Selling Shareholder irrevocably submits to the exclusive jurisdiction of any New York state or United States federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statements or the offering of the ADSs (each, a “Related Proceeding”). Each of Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

(b)           The Company hereby irrevocably appoints Itamar Medical, Inc., with offices at 3290 Cumberland Club Drive, Atlanta GA 30339 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(c)           The Selling Shareholder herby irrevocably appoints Itamar Medical Inc., with offices at 3290 Cumberland Club Drive, Atlanta, GA 30339, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Selling Shareholder represents and warrants that such agent has agreed to act as the Selling Shareholder’ agent for service of process, and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

17.           Judgment Currency. Each of the Company and the Selling Shareholder agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder, as applicable, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

18.           Waiver of Immunity. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the State of Israel, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, each of the Company and the Selling Shareholder hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

19.           Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

20.           General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company, the Selling Shareholder and the several Underwriters in accordance with its terms.

Very truly yours,

Itamar Medical Ltd.

By
Name:
Title:

Viola Growth 2 A.V. Limited Partnership

By

Name:
Title:

Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule I hereto.

Piper Sandler & Co.

By

Managing Director

Cowen and Company, LLC

By

Managing Director

SVB Leerink LLC

By

Managing Director

SCHEDULE I

Underwriters	Number of Firm ADSs to be Purchased
Piper Sandler & Co.	1,123,300
Cowen and Company, LLC	962,915
SVB Leerink LLC	962,915
Total	3,049,130

SCHEDULE II

List of Individuals and Entities Executing Lock-Up Agreements

Shy Basson
Gilad Glick

Ilan Biran
Christopher Cleary

Dan Shelzak
Jonathan Kolber
Yaffa Krindel

Efrat Litman

Eilon Livne
Tzipi Ozer-Anmon

Shiri Shneorson
Sami Totah
Giora Yaron

Scott Serota
Viola Growth 2 A.V. Limited Partnership

Viola Growth II(A), L.P.

Viola Growth II(B), L.P.

SCHEDULE III

Certain Permitted Free Writing Prospectuses

None.

SCHEDULE IV

Pricing Information

Price to Public: $22.75 per ADS

Firm ADSs: 3,049,130 ADSs, representing 91,473,000 Ordinary Shares

Option ADSs: 457,369 ADSs, representing 13,721,070 Ordinary Shares

SCHEDULE V

Written Testing-the-Waters Communications

Investor presentation dated February 2021.

EXHIBIT A

Form of Lock-Up Agreement

A-1

EXHIBIT B

Form of Company Press Release for Waivers or Releases

of Officer/Director Lock-Up Agreements

B-1

EXHIBIT C

Form of Chief Financial Officer Certificate

C-1

EXHIBIT D

Form of Paying Agent Agreement

D-1